Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of MainSource Financial Group, Inc. of our report dated February 11, 2005 (except for Note 2 with respect to the pending acquisition, as to which  the date is March 8, 2005) on the consolidated financial statements of MainSource Financial Group, Inc. as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in the Annual Report on Form 10-K, and our report dated March 10, 2005 with respect to MainSource Financial Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, which report appears in the Amended Annual Report on Form 10-K of MainSource Financial Group, Inc.; and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Indianapolis, Indiana
December 28, 2005

Jennifer C. Monaghan
Financial Services Group
Crowe Chizek and Company LLC
9600 Brownsboro Road, Suite 400
P.O. Box 22649
Louisville, KY 40252-0649

Phone: (502) 420-4509

Fax:     (502) 420-4400